EXHIBIT 10.4

[Confidential portions of this Exhibit have been omitted and filed separately with the Commission. Omitted terms are indicated by ***.]

                 ADDENDUM TO DATA PROCESSING SERVICES AGREEMENT

         THIS ADDENDUM,, to the Data Processing Services Agreement (the "Agreement") dated May 8, 1992 is made as of this 30th day of May 1995, by and between the undersigned parties, does hereby alter, amend, and modify the Agreement and supersedes and takes precedence over any conflicting provisions contained in the Agreement.

         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties agree as follows

         Section 2 (d) of the Agreement is deleted in its entirety and is hereby replaced with the following:

         "d. Terms of Payment. Customer shall pay the Minimum Monthly Fee on the first day of the month in which the Services are to be performed. Any other amounts due hereunder shall be paid within thirty (30) days of invoice, unless otherwise provided herein. To effect the payment, Customer hereby authorizes M&I to initiate debit entries from and, if necessary, initiate credit entries and adjustments to Customer's account at the depository designated in the ACH Authorization Agreement. Debit entries for the Minimum Monthly Fee will be made on the first day of each month for which Services will be rendered under the Agreement. In the event that a payment day is a nonbusiness day, entries will be made on the first preceding business day. Customer shall authorize, on the attached ACH Authorization Agreement, debits from and credits to its account for payment for Services received under the Agreement. The Customer shall also pay any collection fees and reasonable attorneys' fees incurred by M&I in collecting payment of the charges and any other amounts for which Customer is liable under the terms and conditions of this Agreement."

         All terms and conditions set forth in the underlying Agreement shall remain in full force and effect under this Amendment.

         IN WITNESS WHEREOF, the undersigned parties have duly executed this Addendum in a manner appropriate to each.


                                   M&I DATA SERVICES, A DIVISION OF THE
                                   MARSHALL & ILSLEY CORPORATION
                                   ("M&I")
                                   4900 West Brown Deer Road
                                   Brown Deer, WI 53223-0528

                                   By: /s/ Patrick C. Foy
                                       -----------------------------------------
                                   Name: Patrick C. Foy
                                   Title: President, Outsourcing Business Group


                                   MERRILL MERCHANTS BANCSHARES,
                                   INC. ("Customer")
                                   201 Main Street
                                   Bangor, ME 04402


                                   By: /s/  R.C. Williams, Jr.
                                       -----------------------------------------
                                   Name: R.C. Williams, Jr.
                                   Title:   SVP Operations

                             AUTHORIZATION AGREEMENT

         The undersigned ("Customer") hereby authorizes M&I Data Services, a division of the Marshall & Ilsley Corporation ("M&I") to initiate debit entries and to initiate, if necessary, credit entries and adjustments for any excess debit entries or debit entries made in error, to Customer's account indicated below and the depository named below, to debit and/or credit the same such account.

         This authority is to remain in full force and effect for the period coinciding with the term (and any renewals thereof) of the Data Processing Services Agreement made the 8th day of May 1992 and any addenda thereto (the "Agreement"), pursuant to the terms and conditions specified in the Agreement.


DEPOSITORY NAME:         _______________________________________________________

ADDRESS:                 _______________________________________________________

CITY/STATE/ZIP:          _______________________________________________________

TELEPHONE NUMBER:        _______________________________________________________

ROUTING TRANSIT NUMBER:  _______________________________________________________

ACCOUNT NUMBER:          _______________________________________________________


                                   M&I DATA SERVICES, A DIVISION OF THE
                                   MARSHALL & ILSLEY CORPORATION
                                   ("M&I")
                                   4900 West Brown Deer Road
                                   Brown Deer, WI 53223-0528


                                   By: /s/ Patrick C. Foy
                                       -----------------------------------------
                                   Name: Patrick C. Foy
                                   Title: President, Outsourcing Business Group



                                   MERRILL MERCHANTS BANCSHARES,
                                   INC. ("Customer")
                                   201 Main Street

                                   Bangor, ME 04402


                                   By: /s/ R.C. Williams, Jr.
                                       -----------------------------------------
                                   Name: R.C. Williams, Jr.
                                   Title: SVP Operations

                 ADDENDUM TO DATA PROCESSING SERVICES AGREEMENT



         THIS ADDENDUM, to the Data Processing Services Agreement (the "Agreement") dated May 8, 1992, is made as of this 30th day of June 1992 by and between the undersigned parties, does hereby alter, amend, and modify the Agreement and supersedes and takes precedence over any conflicting provisions contained in the Agreement.

         FOR GOOD AND VALUABLE CONSIDERATION,, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties agree as follows:

         The reference to "July 1, 1992" in Section 27(k) of the Agreement is deleted and replaced with "October 1, 1992."

         IN WITNESS WHEREOF, the undersigned parties have duly executed this Addendum in a manner appropriate to each.


                                   M&I DATA SERVICES, INC. ("M&I")


                                   By: /s/ Michael V. Ruane
                                       -----------------------------------------
                                                Michael V. Ruane, Vice Pres.


                                   MERRILL MERCHANTS BANCSHARES, INC.
                                   ("Customer")


                                   By: /s/ Edwin N. Clift
                                       -----------------------------------------
                                                Edwin N. Clift, President & CEO

                       DATA PROCESSING SERVICES AGREEMENT



         THIS DATA PROCESSING SERVICES AGREEMENT is made as of this 8th day of May 1992 (the "Agreement") by and between M&I Data Services, Inc., a Wisconsin corporation ("M&I") and Merrill Merchants Bancshares, Inc., a Maine corporation, together with its subsidiaries and affiliates (collectively referred to as the "Customer").

                                    RECITALS

         WHEREAS, M&I provides data processing services to customers located across the country; and

         WHEREAS, M&I desires to provide data processing services to Customer, and Customer desires to have M&I provide it with such services.

         NOW, THEREFORE, in consideration of the recitals and for the good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Services. M&I shall provide Customer with the data processing services requested by Customer utilizing the version of the banking system software made available from time to time by M&I through the M&I Service Bureau (the "Services"). A further description of the Services is attached as Exhibit A, as modified by the User Manuals, copies of which will be provided, or made available, to Customer. Future affiliates and subsidiaries will be added as requested by Customer and agreed to by M&I from time to time. Customer agrees to principally use M&I for Customer's data processing. The Services which will be provided under this Agreement include, but are not limited to, Deposit Accounting, Loan Accounting, Financial Control, CIF, PCTeller, ATM, EFT (the "Core Services"), and others agreed upon. Unless otherwise agreed in writing between M&I and Customer, and subject to the other provisions of the Agreement, M&I shall make the On-line Services available to Customer, subject to normal downtime and maintenance, at times indicated on the M&I On- line Availability Schedule, as modified from time to time.

         2. Fees and Taxes. Customer agrees to pay for the Services received hereunder as follows:

            a. Amount of Fees. Commencing on the Conversion Date (as defined in Section 3) and on the first day of each month thereafter through the end of the term of this Agreement, Customer shall pay M&I a minimum monthly fee not less than $*** per month, (the "Minimum Monthly Fee"). The Minimum Monthly Fee will be adjusted: (a) as of the date M&I makes effective a price increase; and (b) on the first day of any month after: (i) the

* [Confidential portions of this Exhibit have been omitted and filed separately with the Commission. Omitted terms are indicated by ***.]

Additional Use Fee (as defined below) is greater than *** percent (***%) of the Minimum Monthly Fee; or (ii) Customer expands the Services used hereunder to include an additional application. The Minimum Monthly Fee may not be decreased. Adjustments to the Minimum Monthly Fee shall be based on the Services, transactions, and volumes used by the Customer during the Adjustment Period (as defined below), or the period from commencement of services to the date of the adjustment during the initial three (3) months of the Agreement. The Minimum Monthly Fee shall not be more than *** percent (***%) of the average monthly charges during the Adjustment Period. Customer shall also pay M&I an additional use fee each month where M&I charges for the Services actually used by Customer during the applicable month are greater than the Minimum Monthly Fee. M&I shall compute the Customer's actual usage charges based on M&I's then-current standard published prices, and any amounts due M&I in excess of the Minimum Monthly Fee shall be paid by Customer (the "Additional Use Fee"). Customer also agrees to pay all communication costs, telecommunication charges, printline charges and other output costs, start-up fees, pass-through charges, out-of-pocket expenses, conversion expenses and fees, workshop fees, training fees, late fees or charges billed as miscellaneous on Customer's invoice (the "Miscellaneous Fees"). The M&I standard published prices as of the date of this Agreement are set forth on the fee schedule attached as Exhibit B.

            b. Discount. M&I shall provide Customer with a *** percent (***%) discount on Services excluding communication costs, telecommunication charges, printline charges and other output costs, start-up fees, pass-through charges, out-of-pocket expenses, conversion expenses and fees, workshop fees, training fees, late fees, or charges billed as Miscellaneous on the Customer's invoice. The discount shall be in effect for the term of the Agreement.

            c. Additional Charges. In addition to the charges described above or set forth in Exhibit B. Customer agrees to pay for any manufacturers, sales, use, excise, personal property, or any other tax or charge, or duty or assessment levied or assessed by any governmental authority upon or as a result of the execution or performance of any service pursuant to this Agreement or materials furnished with respect to the Agreement, except those taxes based on M&I's net income.

            d. Terms of Payment. Customer shall pay the Minimum Monthly Fee on the first day of the month in which the Services are to be performed, and shall pay the Additional Use Fee and any Miscellaneous Fees within ten (10) days of the date such amounts are Invoiced to Customer. Any other amounts due hereunder shall be paid within thirty (30) days of invoice, unless otherwise provided herein. The Customer shall also pay any collection fees and reasonable attorney's fees incurred by M&I in collecting payment of the charges and any other amounts for which Customer is liable under the terms and conditions of this Agreement.

* [Confidential portions of this Exhibit have been omitted and filed separately with the Commission.]

            e. Modification of Terms and Pricing. If Customer is in default and M&I elects to continue to perform the Services, or if the Customer's tangible capital or reserve requirements computed in accordance with applicable federal regulations for itself or any of its affiliates receiving Services hereunder are less than the required regulatory minimums, Customer agrees to pay M&I all unamortized conversion expenses in advance of M&I performing any additional Services. In addition, Customer agrees that all charges for Services shall be computed using M&I's then-current standard published prices, without application of any credits, other than remote site credits (printline and transaction), paid in advance as determined by M&I. At M&I's option, such Services shall be provided on a month-to-month basis.

         3. Term.

            a. Initial Term. This Agreement shall be effective upon execution by both parties, and both parties will promptly undertake the conversion activities necessary to process Customer's data. M&I currently anticipates, subject to Customer's timely and satisfactory completion of its responsibilities described in the M&I Conversion Manual and in the Conversion Schedule to be established by M&I, and agreed to by Customer, that all conversion activities will be completed on _______________________ (the "Conversion Date"). The term of this
Agreement shall continue for a period of eighty-four (84) months from the Conversion Date.

            b. Renewal Obligations. During any renewal term, or for any Services provided after the end of the initial term, whether or not the Agreement is renewed, Customer agrees that the terms of this Agreement shall continue to apply, except that all charges for Services shall be computed using M&I's then-current standard published prices, without application of any credits other than remote site credits (printline and transaction), paid in advance as determined by M&I. At M&I's option, such Services shall be provided by M&I on a month-to-month basis.

         4. Affiliates. All processing for Customer and Customer's subsidiaries and affiliates which M&I does shall be included as part of the Services provided under this Agreement and shall be done in accordance with the terms and conditions of this Agreement. Customer agrees that it is responsible for assuring compliance with the Agreement by its affiliates and subsidiaries. Customer agrees to be responsible for the submission of its affiliates, data to M&I for processing and for the transmission to Customer's affiliates of such data processed by and received from M&I. Customer agrees to pay any and all fees owed under this Agreement for Services hereunder.

         5. Confidentiality. Both parties will, to the extent and in accordance with their policies used to protect their own information of similar Importance, use their best efforts to refrain from and prevent the use of or disclosure of any confidential information of the other party, disclosed or obtained by such party while performing its obligations under this

Agreement, except when such use or disclosure is for the purpose of providing the Services. Neither party will have an obligation of confidentiality with regard to any information insofar as the same: (1) was known to such party prior to disclosure; (2) is or becomes publicly available other than as a result of a breach of this Agreement; or (3) is disclosed to such party by a third party not subject to an obligation of confidentiality. Nor shall the obligation of confidentiality occur where disclosure is made pursuant to: (1) any law of the United States or any state thereof; (2) the order of any court or governmental agency; or (3) the rules and regulations of any governmental agency.

         6. Programming. M&I reserves the right to determine the programming (whether hardware or software) utilized with the equipment used in fulfilling its duties under this Agreement. All programs (including ideas and know-how and concepts) developed by M&I are and remain its sole property.

         7. Equipment. Customer shall obtain and maintain at its own expense such data processing and communications equipment as may be necessary or appropriate to facilitate the proper use and receipt of the Services. Customer shall pay all installation, monthly, and other charges relating to the installation and use of communications lines in connection with the Services. M&I shall not be responsible for the reliability monitoring or continued availability of the communications lines used by Customer in accessing the Services.

         8. Supplies. Customer shall pay for all supplies used in connection with the Services. All forms, supplies, or materials used in processing Customer's items and input data shall meet M&I's specifications.

         9. Systems Modification; Amendment of Services. M&I may modify, amend, enhance, update, or provide the appropriate replacement for any of the Services, the software used to provide the Services, or any element of its systems at any time to: (1) improve the Services or (2) facilitate the continued economic provisions of the Service, M&I may, at any time, withdraw any of the Services upon providing one hundred eighty (180) days' prior written notice to Customer, M&I may also terminate any of the Services immediately upon any regulatory, legislative, or judicial determination that providing such Services is inconsistent with applicable law or regulation or upon imposition by any such authority of restrictions or conditions which would detract from the economic or other benefits to M&I or Customer to any element of the Services.

         10. Disaster Recovery. M&I maintains, and shall continue to maintain throughout the term of this Agreement, off-site disaster recovery capabilities which permit M&I to recover from a disaster and continue providing Services to Customers within a commercially reasonable period. An executive summary of the current disaster recovery plan, which may change from time to time, is available upon request from M&I at no charge. M&I shall test the operation and effectiveness of its disaster recovery plan at least annually. M&I maintains, and shall continue to maintain throughout the term of this Agreement, a backup power supply system to guard against electrical outages.

         11. Events of Default. It shall be an Event of Default on the part of the Customer if: (1) Customer is insolvent, or a receiver or conservator shall be appointed with respect to the Customer; or (2) Customer shall fail to pay any sum due M&I within the prescribed time; or (3) if the Customer shall fail to perform any of its other covenants or obligations under this Agreement. It shall be an Event of Default on the part of M&I If M&I shall fail to perform any of its obligations under this Agreement where the failure of M&I to perform has a material adverse Impact on Customer and is material to the provision of the Services, except for those obligations under Section 20 of this Agreement as to which the Agreement provides specific remedies for M&I's failure to perform. The defaulting party shall have ten (10) days from the date of receipt of notice from the nondefaulting party of nonpayment or nonperformance to cure such an Event of Default, before the nondefaulting party may exercise any remedies it may have as a result of the Event of Default.

         12. Remedies Upon Default; Limitation of Liabilities. If an Event of Default occurs on the part of the Customer, and is not cured within the ten (10) day period prescribed in Section 11, M&I may: (1) terminate this Agreement; (2) terminate access to its central processing unit by the Customer; and (3) declare all amounts payable under this Agreement to be immediately due payable and file suit for or otherwise obtain payment from the Customer of any fees or other sums due it pursuant to this Agreement, plus any actual damages to its equipment or systems caused by the Customer's actions, failures to act, equipment, systems or communication facilities, plus any profits lost because of the Customer's default. If an Event of Default occurs on the part of M&I, and is not cured within the ten (10) day period prescribed in Section 11, the Customer may only:
(1) terminate this Agreement and (2) file suit or otherwise obtain payment of an aggregate amount of up to the greater of (a) *** dollars ($***) or (b) the amount of fees paid by the Customer to M&I hereunder during the three (3) months immediately preceding the Event of Default. Either party may also seek specific performance, including injunctive relief, for a breach of Section 5 of this Agreement. M&I and the Customer agree that these damage provisions are reasonable in light of all present predictable circumstances (including expectable actual damages in that the fees to be charged by M&I hereunder do not include amounts sufficient to insure against greater claims). M&I and Customer expressly waive all claims for additional, incidental, consequential, compensatory, or punitive damages and agree that the remedies set forth in this Agreement shall be the sole and exclusive remedies of the parties. No lawsuit or other action may be brought by either party hereto or on any claim or controversy based upon or arising in any way out of this Agreement after one (1) year from the date of the occurrence allegedly giving rise to the action, except for nonpayment of sums due to M&I by Customer. M&I agrees that except in the case of an Event of Default relating to a breach by the Customer of its confidentiality obligations under Section 5 of this Agreement, M&I will not exercise its remedy to terminate Customer's access to the M&I central processing unit so long as: (a) Customer is current in the payment of all amounts due M&I as reflected on M&I's last invoice

* [Confidential portions of this Exhibit have been omitted and filed separately with the Commission. Omitted terms are indicated by ***.]

to Customer; and (b) only exercise such remedy after providing Customer with sixty (60) days' prior written notice.

         13. Termination.

            a. End of Initial Term. This Agreement shall automatically be extended at the end of the initial eighty-four (84) month term for an additional eighteen (18) month renewal term, unless the Customer gives M&I at least one hundred eighty (180) days' prior written notice of its intent to terminate, which notice may be given during the initial term on the Agreement.

            b. Renewal Term. During the renewal term, this Agreement shall be automatically extended for an additional one (1) month on each monthly anniversary date so that the term shall always be not less than one (1) month less than eighteen (18) months, unless either party gives written notice to the other party of notice to terminate, in which event the automatic monthly renewals will end and the Agreement will terminate at the end of the unexpired portion of the term in existence on the date notice to terminate is given.

            c. Termination Upon Default. This Agreement may also terminate upon an Event of Default and failure to cure beyond applicable cure periods at the option of the nondefaulting party as set forth in Section 12 hereof.

            d. Termination by Customer. Customer may terminate this Agreement at any time, and without cause, by giving M&I at least one hundred eighty (180) days' prior written notice and paying M&I the then-applicable buyout amount set forth in Section 21.


         14. Regulatory Assurances. M&I and Customer acknowledge and agree that the performance of these Services will be subject to regulation and examination by Customer's regulatory agencies to the same extent as if such Services were being performed by Customer, Upon request, M&I agrees to provide any appropriate assurances to such agency and agrees to subject itself to any required examination or regulation. Customer agrees to reimburse M&I for reasonable costs actually incurred due to any such examination or regulation that is performed solely for the purpose of examining data processing services used by Customer.

            a. Notice Requirements. The Customer shall be responsible for complying with all regulatory notice provisions to any applicable governmental agency, which shall include providing timely and adequate notice to the Chief Examiner of the Federal Home Loan Bank Board, the Office of Thrift Supervision, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or their successors, as applicable (collectively, the "Federal Agency"), as of the effective date of Services under this Agreement, identifying those records to which this Agreement shall apply and the location at which such Services are to be performed.

            b. Examination of Records. The parties agree that the records maintained and produced under this Agreement shall, at all times, be available for examination and audit by governmental agencies having jurisdiction over the Customer's business including (without limitation) the Federal Agency. The Director of Examinations of the Federal Agency or his designated representative shall have the right to ask for and to receive directly from M&I any reports, summaries, or information contained in or derived from data in the possession of M&I related to the Customer. M&I shall notify Customer as soon as possible of any formal request by an authorized governmental agency to examine Customer's records maintained by M&I, if M&I is permitted to make such a disclosure to Customer under applicable law or regulations. Customer agrees that M&I is authorized to provide all such described records when formally required to do so by this authorized governmental agency.

            c. Fidelity Bonds. At Customer's request, M&I shall obtain, at Customer's expense, fidelity bond coverage for M&I and its employees as such coverage is required by any governmental or regulatory agency.

            d. Notice of Changes. Customer shall give to the Director of Examinations of the Federal Agency at least thirty (30) days' notice of the termination of this Agreement or of any material changes in the Services to be provided hereunder.

            e. Insurance. Throughout the term of this Agreement, M&I shall maintain insurance coverage (or shall be self-insured) for losses from fire, disaster, and other causes contributing to interruption of the Services. The proceeds of such insurance shall be payable to M&I. Nothing in this Agreement shall be construed as to permit Customer to receive any of such proceeds, or to be named as an additional loss payee under any insurance policy.

            f. Financial Information. Customer agrees to provide M&I with a copy of the Call Report filed with the Federal Agency simultaneously with its filing with the Federal Agency, and to provide such additional financial information as to its creditors or others as M&I may reasonably request.

         15. Transportation and/or Transmission of Data. The responsibility and expense for transportation and/or transmission of and risk of loss of data and media to and from M&I's datacenters shall be borne by Customer. M&I will notify Customer of the time by which Customer's data and media must be delivered to M&I for processing for M&I to provide Customer's processed data within the time period indicated by M&I.

         16. Responsibility.

            a. General. M&I agrees to perform the Services in a commercially reasonable manner which is similar to the services provided to other M&I customers, and no other or higher degree of care. Except as otherwise described herein, M&I assumes no other obligation as to performance or quality of the Services provided, all other risks of error being expressly assumed by Customer. M&I shall not be responsible for loss or damage due to delays in processing or in the delivery of processed data as a result of any of the causes excused by Section 19 hereof. M&I WILL IN NO EVENT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES INCURRED BY CUSTOMER INCLUDING BUT NOT LIMITED TO, LOST PROFITS OR BUSINESS OPERATION LOSS, REGARDLESS OF WHETHER M&I WAS ADVISED OF THE POSSIBLE OCCURRENCE OF SUCH DAMAGES,

            b. Reliance on Data Supplied. M&I will process items and data and perform those Services described in this Agreement on the basis of Information furnished by Customer. M&I shall be entitled to rely upon any such data, information, or instructions as provided by Customer. If any error results from incorrect input supplied by Customer, Customer shall be responsible for discovering and reporting such error and supplying the data necessary to correct such error to M&I for processing at the earliest possible time. Customer will indemnify and hold M&I harmless from any cost, claim, damage, or liability (including attorney's fees) whatsoever arising out of such data, information or instructions, or any inaccuracy or inadequacy therein. Customer assumes all risk of loss, delay, and miscommunication in the transportation or transmission by electronic means of data and information from any terminal or remote unit unless the same is caused by or attributable to any act or omission on M&I's part, which act or omission does not meet the standard of care in Section 16(a), or was caused by or attributable to any gross negligence or willful failure on M&I's part to comply with its obligations under this Agreement,

            c. Data Backup. Customer shall maintain adequate records including microfilm images of items being transported to M&I, or at least ten (10) business days' backup on magnetic tape or other electronic media where transactions are being transmitted to M&I, from which reconstruction of lost or damaged items or data can be made. Customer assumes all responsibility and liability for any loss or damage resulting from failure to maintain such records.

            d. Audit. M&I shall cause a third-party review of its data processing systems and Services to be conducted annually by its independent auditors. M&I shall provide Customer upon request, at its then-current charge, one copy of the report resulting from such review.

            e. Regulatory Compliance. Customer is responsible for determining that the Services performed in its behalf, any forms which are used with its customers, and all records it retains comply with all applicable laws. Should Customer need information from the Services M&I provides in order to comply with applicable Federal or State laws and regulations, Customer's sole remedy, and M&I's sole obligation shall be for M&I to provide the ability to process the information requested from the Customer as promptly as is commercially practicable.

            f. Balancing and Controls. On a daily basis, Customer shall review all input and output, controls reports, and documentation, to ensure the integrity of data processed by M&I. In addition, Customer shall, on a daily basis, check exception reports to verify that all file maintenance entries and nondollar transactions were correctly entered. Customer is responsible for initiating timely remedial action to correct any improperly processed data which these reviews would disclose.

            g. Service Deficiencies. If Customer is aware that a defect exists in a Service, Customer shall be responsible for making whatever appropriate adjustments may thereafter be necessary until M&I corrects the defect and, if requested by Customer,' M&I will, at M&I's expense, assist Customer in making such corrections through the most cost-effective means, whether manual, by system reruns, or program modifications. M&I will, where reasonable, make every effort to correct any known material defect as soon as commercially reasonable at M&I's expense,

         17. Ownership of Data. Customer is the owner of all of its data supplied by Customer to M&I for processing hereunder. Customer acknowledges that it has no rights in any of the software, systems documentation, guidelines, procedures, and similar related materials or any modifications thereof except with respect to M&I's use of the same during the term of this Agreement to process data. Upon termination of this Agreement, M&I shall provide Customer with all copies of Customer's data in a format that is being used by M&I at that time for processing such data. Prior to the release of the Customer's data: (1) all amounts owed under this Agreement by Customer to M&I shall be current and paid in full, and (2) Customer shall pay M&I its "Estimated Deconversion Expenses" as described below. Customer agrees to pay M&I for M&I's work in providing such data at M&I's rates then in effect for computer and personnel time, supplies, and other items as required, and Customer further agrees to pay M&I for any and all charges associated with the deconversion of Customer's data based on M&I's then-current charges for such Services. M&I shall make a good faith estimate of all of such costs, expenses, and charges which shall be paid by Customer in advance (the "Estimated Deconversion Expenses"), The difference, if any, between the actual expenses and the prepaid Estimated Deconversion Expenses shall be promptly paid after determination.

         18. Warranties. M&I represents and warrants that:

            a. Capability of Computer Systems and Software. M&I's computer systems (hardware and software) are capable of performing the Services in accordance with the provisions of this Agreement. The software used to provide the Services will operate substantially in accordance with the specifications and documentation for the software as modified from time to time to incorporate enhancements or modifications of the software to provide the Services.

            b. Quality of Service. The reports and Services made available to Customer shall be in substantial conformity with the User Manuals, as amended from time to time, copies of which have been, or will be, provided to Customer.


            c. Property Rights. M&I has the right to provide the Services hereunder, using all computer software required for that purpose.

            d. Organization and Approvals. M&I is a validly organized corporate entity with valid authority to enter into this Agreement. This Agreement has been duly authorized by all necessary corporate action,

            e. Disclaimer of Warranties. EXCEPT AS DESCRIBED IN THIS SECTION OF THIS AGREEMENT M&I DISCLAIMS ALL OTHER WARRANTIES WHETHER WRITTEN, ORAL, EXPRESSED OR IMPLIED INCLUDING WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         19. Force Majeure. M&I shall not be liable to Customer if M&I's fulfillment or performance of any terms or provisions of this Agreement is delayed or prevented by revolution or other civil disorders, wars, acts of enemies, strikes, electrical equipment or availability failure, labor disputes, fires, floods, acts of God, federal, state, or municipal action, statute, ordinance or regulation, or, without limiting the foregoing, any other causes not within its reasonable control, and which by the exercise of reasonable diligence it is unable to prevent, whether of the class of causes hereinbefore enumerated or not.

         20. Data Services Reliability and Responsiveness. Subject to the nonoccurrence for a force majeure and the performance of Customer's obligations described in this Agreement, M&I agrees that the services will be provided in accordance with the following standard. M&I will initiate batch processing transmission to Customer or make the processed items and reports available for delivery within six (6) hours after receiving all input data from Customer, and with such performance being achieved a minimum of ninety percent (90%) of the time measured over a calendar month. M&I will ensure that its on-line network is available for the processing of Customer's on-line transactions at a minimum of ninety-five percent (95%) of the time measured over a calendar month at the point of departure from M&I's communications controller. Upon receipt of data transmitted by Customer at M&I's communications controller, M&I will process the transaction within 2.5 seconds for teller transactions and within 4.0 seconds for CRT transactions at a minimum ninety-seven percent (97%) of the time measured over a calendar month. Customer will notify M&I in writing if this level of performance is not achieved, and M&I shall have ninety (90) days to meet this performance standard. If after ninety (90) days the performance standard still has not been met, the Customer's sole remedy shall be to either
(i) terminate the agreement without penalty upon giving M&I written notice within thirty (30) days after the expiration of the ninety (90) day cure period, or (ii) accept such deficient levels which M&I does achieve. M&I assumes no other liability, express or implied, with respect to its obligations set forth in this paragraph.

         21. Contract Buyout.

            a. Customer may terminate this Agreement at any time by giving M&I at least one hundred eighty (180) days' prior written notice and paying M&I *** percent (***%) of the total estimated remaining unpaid monthly processing fees. For the purpose of this computation, total estimated remaining unpaid monthly processing fees shall be equal to the mean average of the total monthly fees paid in the three (3) months preceding the termination notice, multiplied by the number of months remaining in the Agreement.

            b. The contract buyout amount set forth above shall be paid prior to the deconversion of any affected accounts. The contract buyout amount shall be paid by Customer regardless of the form by which the termination occurs, including but not limited to, sale of assets or stocks assumption of liabilities, merger, consolidation, absorption, liquidation, or termination as a result of an Event of Default on the part of Customer (as described in Section 11 of this Agreement).

         22. IRS Filing. Customer has complied with all laws, regulations, procedures, and requirements in attempting to secure correct Tax Identification Numbers (TINs) for Customer's payees and agrees to attest to this compliance by affidavit provided annually. Customer authorizes M&I to act as Customer's agent and sign on Customer's behalf the Affidavit required by the Internal Revenue Service on Form 4804, or any successor form.

         Customer acknowledges that M&I's execution of the Form 4804 Affidavit on Customer's behalf does not relieve Customer of responsibility to provide accurate TINs or liability for any penalties which may be assessed for failure to comply with TIN requirements. Customer agrees to hold M&I harmless from any liabilities, claims, expenses, penalties, or damages (including attorneys' fees) which may be assessed or incurred as a result of the failure to comply with TIN requirements.

         23 Expense Reimbursements. Customer agrees to reimburse M&I for all out-of-pocket expenses (travel, lodging, meals, long distance telephone calls, and printing and copying charges) reasonably incurred in connection with the conversion of Customer's accounts to the M&I system. The reimbursement of such expenses is in addition to conversion charges which may arise after the conversion, or with respect to accounts which are not currently customer accounts which are to be converted to the M&I system. M&I shall estimate such expenses in advance, and Customer shall pay such expenses in three (3) equal payments as follows: first, upon execution of this Agreement; second, upon delivery by M&I of conversion test reports; and final, on the conversion date. M&I shall provide Customer with a summary invoice of actual expenses, and any adjustments shall be paid upon delivery of the invoice.

         24. Conversion Obligations. Both parties agree to make a good faith effort to convert Customer's data in a timely fashion and to perform the conversion in accordance with the

* [Confidential portions of this Exhibit have been omitted and filed separately with the Commission. Omitted terms are indicated by ***.]

responsibilities set forth in the M&I Conversion Manual, the Conversion Schedule, and this Agreement. Customer agrees to maintain an adequate staff of persons who are knowledgeable with the systems currently used by Customer to process data, Customer further agrees to provide such Services and perform such obligations as are contemplated by the M&I Conversion Manual and the Conversion Schedule, and as necessary for Customer to timely and adequately perform its obligations herein and therein. Customer shall pay or reimburse M&I for all out-of-pocket expenses and on a time-and materials basis for any of its personnel, or any independent contractors who perform conversion or related services (including items identified as Customer Responsibilities in the Conversion Manual) for Customer. Customer further agrees to cooperate fully with all reasonable requests of M&I necessary to effect the conversion in a timely and efficient manner. Customer agrees to reimburse M&I for all conversion charges whether for the initial conversion, or for the subsequent conversion of additional accounts as they are incurred, or for the conversion of products not identified in the Proposal.

         25. Product Support. (This Section of the Agreement shall not apply to this Agreement if so indicated on Exhibit A). Customer agrees to maintain a staff of individuals who are trained and understand the system used to provide the Services required for M&I to provide the ongoing Services. The individuals will have primary responsibility for assisting and guiding the Customer's user community in the proper use of the systems, and providing first line of support to the users after conversion. The primary contact with M&I's technical, operational, and product support staff will be through these individuals.

         26. Use of the Services. (a) Customer assumes exclusive responsibility for the consequences of any instructions Customer may give M&I, for Customer's failure to properly access the Services in the manner prescribed by M&I, and for Customer's failure to supply accurate input information; (b) Customer agrees that it will use the Services in accordance with such reasonable policies as may be established by M&I from time to time as set forth in any materials furnished by M&I to Customer; (c) Customer agrees that, except as otherwise permitted by M&I, Customer will use the Services only for its own internal business purposes and will not sell or otherwise provide, directly or indirectly, any of the Services or any portion thereof to any third party; and (d) Customer agrees and represents that (i) this Agreement has been approved by its Board of Directors, or that the officer executing this Agreement has been specifically authorized by Customer's Board of Directors to execute this Agreement, (ii) the performance of this Agreement by the Customer will not affect the safety or soundness of the Customer or any of its affiliates, and (iii) this Agreement, and the obligations evidenced hereby, will be properly reflected on the books and records of the Customer, and the Customer will provide evidence of the same to M&I upon request.

         27. Miscellaneous

            a. Governing Law. This Agreement shall be construed and governed by the laws of the state of Wisconsin.

            b. Amendment. This Agreement, including the Schedules hereto, may be amended only by an instrument in writing executed by the parties or their permitted assignees.

            c. Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party, which such consent shall not be unreasonably withheld, provided that M&I may freely assign this Agreement to any company that is directly or indirectly (1) in control of M&I, (ii) under the control of M&I, or (iii) under common control with M&I.

            d. Section Headings. Section headings are for reference purposes only and shall not affect the interpretation or meaning of this Agreement.

            e. Notices. All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to an officer of a party or when deposited in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as set forth on the signature page, unless and until any of such parties notifies the others.

            f. No Waiver of Performance. Failure by either party at any time to require performance by the other party to claim a breach of any provision of this Agreement will not be construed as a waiver of any right accruing under this Agreement, nor affect any subsequent breach, nor affect the effectiveness of this Agreement or any part hereof, nor prejudice either party as regards any subsequent action.

            g. Entire Agreement; Conflicting Provisions. This Agreement, together with the Schedules hereto, constitutes the entire agreement between the Customer and M&I with respect to the subject matter hereof. There are no restrictions, promises, warranties, covenants, or undertakings other than those expressly set forth herein and therein. This Agreement supersedes all prior negotiations, agreements, and undertakings between the parties with respect to such subject matter. In the event of any conflict between the terms of the main body of this Agreement and any of the Schedules hereto, the terms of the main body of this Agreement shall govern.

            h. Execution in Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same Agreement.

            i. Enforceability. The invalidity or enforceability of any provision hereof shall not affect or impair any other provisions.

            j. Scope of Agreements. If the scope of any of the provisions of the Agreement is too broad in any respect whatsoever to permit enforcement to its full extent, then such provisions shall be enforced to the maximum extent permitted by law and the parties hereto consent and agree that such scope may be judicially modified accordingly and that the whole of such provisions of this Agreement shall not thereby fail, but that the scope of such provisions shall be curtailed only to the extent necessary to conform to law.

            k. Miscellaneous. Product support and programming conversion fees will be waived in connection with the conversion of Customer onto M&I's data processing systems. However, in the event Customer fails to obtain the appropriate regulatory approvals necessary for the operation of a Financial Institution on or before July 1, 1992, this Agreement shall be automatically null and void ab initio and neither party shall have liability to each other under this Agreement, except that Customer shall pay for any costs incurred by M&I as a result of any conversion activities performed by M&I.

            l. Computer-Based Training. During the first twelve (12) months of the Agreement, M&I will provide Customer, at no additional charge, two (2) copies of any Computer-Based Training (CBT) course relating to the applications converted onto M&I's data processing systems.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their names as of the date first above written.

                                   M&I DATA SERVICES,
                                   INC, (M&I) 770 North
                                   Water Street
                                   Milwaukee, WI 53202

                                   By: /s/ Joseph L. Delgadillo
                                       -----------------------------------------
                                   Name: Joseph L. Delgadillo
                                         Senior Vice President

                                   M&I DATA SERVICES INC. ("M&I")
                                   770 North Water Street
                                   Milwaukee, WI 53202

                                   By: /s/ Michael V. Ruane
                                       -----------------------------------------
                                   Name: Michael V. Ruane, Vice Pres.

                                   MERRILL MERCHANTS BANCSHARES,
                                   INC.,
                                   (the "Customer")
                                   201 Main Street
                                   Bangor, ME

                                   By: /s/ Perry B. Hansen
                                       -----------------------------------------
                                   Name: Perry B. Hansen, President

                                    AFFIDAVIT


STATE OF Illinois
COUNTY OF Rock Island

         I, Perry B. Hansen , being first duly sworn, on oath, depose and say:

         1. I am an employee of Merrill Merchants Bancshares, Inc. I have personal knowledge of my employer's practices with regard to procuring and reporting Tax Identification Numbers (TINs) and authority to execute this Affidavit on my employer's behalf.

         2. Merrill Merchants Bancshares, Inc. has complied with all laws, regulations, procedures and requirements in attempting to secure correct TINs for its payees. This compliance has been pursued with due diligence, and any failure to secure correct TINs is due to reasonable cause.

                                   /s/ Perry B. Hansen
                                   ---------------------------------------------
                                   Customer's Representative
                                   Perry B. Hansen
                                   President



Subscribed and sworn to
before me this 14th day
of May 1992,

/s/ John T. Kustes
------------------
Notary Public
My Commission:


"OFFICIAL SEAL"
JOHN T. KUSTES
Notary Public, State of Illinois
My Commission Expires 05/08/96

                          ATTORNEY-IN-FACT APPOINTMENT


         Customer hereby appoints M&I Data Services, Inc. ("M&I") as customer's attorney-in-fact and empowers M&I to authorize the Internal Revenue Service
(IRS) to release information documents supplied to the IRS by M&I to states which participate in the "Combined Federal/State Program." Customer agrees to hold M&I harmless from any liabilities, claims, expenses, penalties, or damages (including attorneys' fees) which may be assessed or incurred as a result of the release of information.

                                   MERRILL MERCHANTS BANCSHARES,
                                   INC,  ("Customer")

                                   By /s/ Perry B. Hansen
                                      -------------------
                                      Customer's Representative

                                      Perry B. Hansen, President

                                    SCHEDULE

                            M&I ON-LINE AVAILABILITY

The following is a list of standard hours of availability by each on-line service. times are CST/CDT.

o  Cardholder
   (CRT Maintenance)
   Monday-Thursday                                  7:00 a.m.- 6:45 p.m.
   Friday                                           7:00 a.m.-  9:30 p.m.
   Saturday                                         7:00 a.m.-  4:30 p.m.

o  CIS & Deposit System
   (Maintenance and Dollar Transactions)
   Monday-Thursday                                  7:00 a.m.- 6:45 p.m.*
   Friday                                           7:00 a.m.- 9:30 p.m.*
   Saturday                                         7:00 a.m.- 4:30 p.m.

o  Data Entry
   (Account Reconciliation System)
   Monday-Friday                                    7:00 a.m.-10:00 p.m.

o  Data Entry
   (Financial Control)
   Monday-Thursday                                  7:00 a.m.-11:00  p.m.
   Friday                                           7:00 a.m.-12:00  Midnight
   Saturday                                         7:00 a.m.- 4:30  p.m.

o  Decision Management System
   Monday-Thursday                                  7:00 a.m.- 6:45  p.m.
   Friday                                           7:00 a.m.- 9:30  p.m.
   Saturday                                         7:00 a.m.- 4:30 p.m.

o  Data Entry
   (Trust)
   Monday-Friday                                    7:00 a.m. - 5:00 p.m.

o  Financial Control On-line
   Monday-Friday                                    7:00 a.m. - 8:00 p.m.
   Saturday                                         7:00 a.m. - 4:30 p.m.

o  Loan System
   (CRT Maintenance)
   Monday-Thursday                                  7:00 a.m. - 6:15 p.m.
   Friday                                           7:00 a.m. - 8:30 p.m.
   Saturday                                         7:00 a.m. - 4:30 p.m.

o  Management Information Service
   Monday-Thursday                                  7:00 a.m. - 6:45 p.m.
   Friday                                           7:00 a.m. - 9:30 p.m.
   Saturday                                         7:00 a.m. - 4:30 p.m.
         (Except Money Market Info.)

o  Teller Terminals
   Monday-Thursday                                  7:00 a.m. - 7:00 p.m.
   Friday                                           7:00 a.m. - 9:30 p.m.
   Saturday                                         7:00 a.m. - 4:30 p.m.

*CIS access to loan data is based on Loan System hours of availability. West Coast availability for CIS, Loans, and Deposits for Monday-Friday is 8:00 a.m.-10:00 p.m., CST/CDT.

                                    EXHIBIT A

                           FINANCIAL SERVICE PRODUCTS


-  Deposit Services

-  Loan Services

-  Teller/Platform Services

-  Automated Funds Transfer

-  Automated Clearinghouse

-  Corporate Cash Management Services Customer Information System

-  Financial Control

-  Tickler System

-  Management Information Service

-  IRS Reporting

-  INFO Center

-  EFT Services

-  Safe Deposit System

-  Item Processing

-  Remote Site Support

-  Trust Services

-  Audit Services

                                    EXHIBIT B

                                  FEE SCHEDULE

        [All of the information in this schedule pertains to confidential fee information found in the Agreement's "1998 Product Price List." It has been omitted and filed separately with the Commission. This Exhibit totals seventy eight (78) expurgated pages.]